UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 4, 2022 (February 28, 2022)

Clearday, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21074	77-0158076
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8800 Village Drive, Suite 106, San Antonio, TX 78217

(Address of Principal Executive Offices) (Zip Code)

(210) 451-0839

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	SCOND	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Clearday, Inc. (“Clearday” or the “Company”) entered into certain financing agreements to refinance certain of its existing indebtedness at its residential facility operating facilities on more favorable terms to repay outstanding debt and provide working capital for Clearday’s innovative care businesses. Clearday is negotiating the refinancing of some of its other debt including its mortgage on its Naples, Florida residential care facility.

The innovate care businesses include the development and deployment of robots in our residential care facilities as part of our Clearday Direct program. The Mitra robot and robotic applications are developed through our previously reported joint venture with Invento Research Inc. The Mitra robot has several use cases or applications that enable superior care to older Americans in their home environment and in our residential care facilities. We intend to provide the Mitra robot, through Clearday Direct, to residents at our residential care facilities, and charge additional amounts for such services, that may also include rooms that have innovative therapies such as Clearday Restore and premium furnishings. A digital stream of an example of a resident’s experience with the Mitra robot is available at our website at https://myclearday.com/robotics/. Clearday intends to continue its deployment of the Mitra robot with additional use cases or applications in its residential care facilities and to third parties.

MCA Naples, LLC and MCA Naples Operating Company, LLC as an additional party (“MCA”), each a subsidiary of Clearday, Inc., entered into a financing agreement (“Purchase Agreement”) on February 28, 2022 with CFG Marchant Solutions, LLC (“Financing Party 1”), to refinance its existing debt with the Financing Party 1 and obtain additional financing on more favorable terms. The financing under the Purchase Agreement funded on February 28, 2022 and provided aggregate gross proceeds of approximately $450,000, of which approximately $73,130 was used to repay existing indebtedness and approximately $9,000 paid transaction related fees. The debt that was refinanced had an original balance of $385,000 and a balance of $275,000 as of September 30, 2021, as previously reported on the Company’s quarterly report as of such date. The refinanced debt terms provide better weekly repayment amounts, 2.22% of the total debt balance compared with 3.12%, and a better advanced amount of 77% of the total debt balance compared with 71%.

Under the Purchase Agreement with the Financing Party 1 MCA sold to Financing Party 1 a specified percentage of its future receipts (as defined by the Purchase Agreement), which includes the future resident revenues in the Naples, Florida residential care facility owned by MCA, equal to $585,000 for $450,000 (or an advance rate of 77%), less origination and other fees of approximately $9,000. MCA agrees to repay this amount in 45 equal weekly installments, subject to the right of the Financing Party 1 to change the daily amount to more closely reflect the actual future receipts of MCA. The Financing Party 1 has specified customary collection procedures for the collection and remittance of the weekly payable amount including direct payments from a specified authorized bank account. The Purchase Agreement provides that the sale of the future receipts shall be construed and treated for all purposes as a true and complete sale and includes customary provisions granting a security interest under the Uniform Commercial Code in accounts and the proceeds. The Purchase Agreement also provides customary provisions including representations, warranties and covenants, indemnification, arbitration and the exercise of remedies upon a breach or default; and provides the Financing Party 1 with a Right of First Refusal for a two year term to purchase any additional future receipts of MCA or its affiliates that guaranteed the obligations under the Purchase Agreement.

The obligations of MCA under the Purchase Agreement are irrevocably, absolutely, and unconditionally guaranteed by certain affiliates of MCA as additional parties to the Purchase Agreement: Memory Care American, LLC, MCA Management Company, Inc., MCA Naples Operating Company, LLC and MCA Naples Holdings, LLC; and by a Personal Guaranty of Performance by an officer of Clearday, which provides customary provisions, including representations, warranties and covenants.

The foregoing descriptions of Purchase Agreement and the related Personal Guaranty of Performance are not complete and are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K, each of which is incorporated herein by reference.

Memory Care At Good Shepherd, LLC (“MCGS”), a Clearday subsidiary, entered into an Agreement of Sale of Future Receivables (“Sale Agreement”) on March 4, 2022 with Libertas Funding LLC (Financing Party 2”) to refinance its existing debt with Financing Party 2 and obtain additional financing on more favorable terms. The financing under the Sale Agreement funded on March 4, 2022 and provided aggregate gross proceeds of approximately $450,000, of which approximately $152,078 was used to repay existing indebtedness and approximately $9,000 paid transaction related fees. The debt that was refinanced had an original balance of $737,000 and a balance of $488,408 as of September 30, 2021, as previously reported on the Company’s quarterly report as of such date. The refinanced debt terms provide a better discount factor of 1.31 compared with 1.34 , which is a better advanced amount of 76.3% of the total debt balance compared with 74.6%.

Under the Sale Agreement with the Financing Party 2 MCGS sold to Financing Party 2 a specified percentage of its future receipts (as defined by the Sale Agreement), which includes the future resident revenues in the Little Rock, Arkansas residential care facility owned by MCGS, equal to $589,500 for $450,000 (or an advance rate of 76.3%), less origination and other fees of approximately $9,000. MCGS agrees to repay this amount in approximately 50 equal weekly installments. The Financing Party 2 has specified customary collection procedures for the collection and remittance of the weekly payable amount including direct payments from a specified authorized bank account. The Sale Agreement provides that the sale of the future receipts shall be construed and treated for all purposes as a true and complete sale and includes customary provisions granting a security interest under the Uniform Commercial Code in accounts and the proceeds. The Sale Agreement also provides customary provisions including representations, warranties and covenants, indemnification, arbitration and the exercise of remedies upon a breach or default.

MCGS has the right to repay the obligations under the Sale Agreement during the initial 5 months that the obligations are outstanding, with a discount to the total financing amount based on the month of the repayment, beginning at 9.16%, and decreasing by 1.53% per month .

The obligations of MCGS under the Sale Agreement are irrevocably, absolutely, and unconditionally guaranteed by the CEO of Clearday. The provisions for such guaranty include customary provisions, including representations, warranties and covenants.

The foregoing descriptions of Sale Agreement and the related guaranty are not complete and are qualified in their entirety by reference to the full text of such agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K, each of which is incorporated herein by reference.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended) concerning the Company. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of the Company, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the risks regarding the Company and its business, generally; risks related to the Company’s ability to correctly estimate and manage its operating expenses and develop its innovate non-acute care businesses and the acceptance of its proposed products and services, including with respect to future financial and operating results; the ability of the Company to protect its intellectual property rights; competitive responses to the Company’s businesses including its innovative non-acute care business; unexpected costs, charges or expenses; regulatory requirements or developments; changes in capital resource requirements; and legislative, regulatory, political and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC and the registration statement regarding the Company’s previously announced merger, that was filed and declared effective. The Company can give no assurance that the actual results will not be materially different than those based on the forward looking statements. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

No.	Description

10.1	Purchase Agreement dated as of February 28, 2022, by and between MCA and CFG Merchant Solutions, LLC.
10.2	Personal Guaranty of Performance by Christen Hemmens for the benefit of CFG Merchant Solutions, LLC.
10.3	Agreement of Sale of Future Receipts by and between Memory Care At Good Shepherd, LLC, as the Merchant, and James Walesa as Guarantor, and Libertas Funding LLC, as the Purchaser.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARDAY, INC.

	By:	/s/ James Walesa
	Name:	James Walesa
	Title:	Chief Executive Officer
Dated March 4, 2022